SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 2, 2009
LORAL SPACE & COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324

(State or other jurisdiction of incorporation	Commission File Number	I.R.S Employer Identification

600 Third Avenue, New York, New York	10016

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1105
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-23.1
EX-99.1

Item 8.01 Other Events.
     Effective January 1, 2009, the Company adopted the provisions of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated statements of operations. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in deconsolidation. The presentation and disclosure requirements of this statement are applied retrospectively.
     In this Current Report on Form 8-K, we are filing our audited consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, which give effect to the retrospective application of the adoption of SFAS 160. We are also filing in this Current Report on Form 8-K Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which have been adjusted to give effect to the retrospective application of this standard.
     The information in this Current Report on Form 8-K should be read in conjunction with the Company’s 2008 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the three months ended March 31, 2009.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Consolidated Financial Statements of Loral Space & Communications Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.
June 2 , 2009	By:	/s/ Harvey B. Rein
		Name:	Harvey B. Rein
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1	Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Consolidated Financial Statements of Loral Space & Communications Inc.